Exhibit 99.1

NEWS RELEASE

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial (NASDAQ FCFC) Reports Fourth Quarter 2005 Earnings

Waco, Texas   February 10, 2006

Highlights of the Quarter:

•          FirstCity reports 4th quarter 2005 earnings of $1,948,137, or $.16 per diluted share.

•          FirstCity invested $35 million in portfolio assets for the quarter.

•          FirstCity reports continued earning asset growth of $25 million for the quarter.

Components of the quarterly results are detailed below (dollars in thousands except per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(unaudited)		(unaudited)

Portfolio Asset Acquisition and Resolution	$3,517	$4,310	$13,780	$14,437
Corporate interest	—	(374)	—	(3,378)
Corporate overhead	(1,500)	(1,997)	(5,702)	(6,048)
Earnings from continuing operations	2,017	1,939	8,078	5,011
Earnings (loss) from discontinued operations, net of taxes	(69)	50,639	153	58,623
Net earnings to common stockholders	$1,948	$52,578	$8,231	$63,634
Diluted earnings per common share	$0.16	$4.41	$0.69	$5.37

Earnings from continuing operations of $2 million for the quarter reflected strong collections of $70 million as well as $793,000 of foreign currency gains for the quarter.

James T. Sartain, President and CEO said, “We are pleased with the strong purchases in the fourth quarter and the resulting growth in earning assets. The pipeline for prospective investments remains strong and the company is well positioned to take advantage of its strong liquidity to continue the growth of the asset base.”

Portfolio Asset Acquisition and Resolution

FirstCity purchased $82.7 million in portfolio assets during the fourth quarter of 2005.  Purchases consisted of thirteen portfolios; two in Europe, two in South America and nine in the United States. Invested equity of $35 million for the quarter advanced total year investments to $71.4 million.

(more)

Portfolio purchases are detailed below (in millions):

	Domestic	Europe	Latin America	Total	Invested Equity
2005
4th Quarter	$32.9	$37.2	$12.6	$82.7	$35.0
3rd Quarter	32.3	—	0.6	32.9	18.1
2nd Quarter	16.1	—	—	16.1	16.1
1st Quarter	12.1	—	2.8	14.9	2.2
YTD 2005	$93.4	$37.2	$16.0	$146.6	$71.4	*
2004
4th Quarter	$23.2	$—	$22.7	$45.9	$11.1
3rd Quarter	26.6	—	9.5	36.1	27.1
2nd Quarter	34.9	9.8	40.7	85.4	18.5
1st Quarter	6.5	—	0.2	6.7	3.1
Total Year 2004	$91.2	$9.8	$73.1	$174.1	$59.8
Total Year 2003	$92.6	$31.2	$5.4	$129.2	$22.9	*

* In addition to the portfolio acquisitions above, FirstCity invested $3.2 million in partnerships during 2005 and $3.4 million in partnerships during 2003.

Operating contribution from the portfolio asset acquisition business for the fourth quarter was $3.5 million. The earnings were comprised of revenues of $6.4 million and $3.1 million of equity in earnings of investments, net of $6.2 million in expenses and $224,000 of net recoveries of loan and impairment losses. The business generated 56% of the revenues (including equity in earnings of investments) from domestic investments, 32% from investments in Latin America and 12% from investments in Europe. The major components of revenue for the quarter included servicing fees of $2.8 million, gain on resolution of portfolio assets of $1.1 million, interest income of $1.5 million and other income of $1.0 million.

Operating contribution from the portfolio asset acquisition business for the fourth quarter included net foreign currency gains of $793,000 comprised of $690,000 in Mexican peso gains and $103,000 of Euro gains.

The following table details the impact of these items on corporate earnings:

Illustration of the Effects of Currency Fluctuations (dollars in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Net earnings to Common Stockholders as reported	$1,948	$52,578	$8,231	$63,634
Mexican peso gains	690	288	1,470	247
Euro gains (losses)	103	(178)	793	675

Peso exchange rate at valuation date	10.78	11.30
Euro exchange rate at valuation date	0.84	0.75

Conference Call

A conference call will be held today at 9:00 a.m. Central time to discuss fourth quarter 2005 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Fourth Quarter 2005 Conference Call
Date:	Friday, February 10, 2006
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer
Web Access:	FirstCity’s web page-	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites-	www.streetevents.com and,
www.earnings.com
Dial In
Access:	Domestic	866-578-5747
	International	617-213-8054
	Pass code -	91948358

Replay	Domestic	888-286-8010
	International	617-801-6888
	Pass code -	82525743

The replay will be available until Friday, February 24, 2006.

Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets, the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry, fluctuation in residential and commercial real estate values, capital markets conditions, including  the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations, factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 22, 2005, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common stock is listed on the NASDAQ National Market System under the symbol “FCFC.”

FirstCity Financial Corporation

Summary of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenues:
Servicing fees from affiliates	$2,782	$3,671	$11,754	$13,747
Gain on resolution of Portfolio Assets	1,072	811	5,438	1,649
Interest income from affiliates	545	570	1,838	2,263
Loan interest income	921	483	2,824	823
Other income	1,160	356	2,239	2,659
Total revenues	6,480	5,891	24,093	21,141
Expenses:
Interest and fees on notes payable to affiliates	12	8	39	65
Interest and fees on notes payable - other	1,344	1,266	3,963	6,846
Interest on shares subject to mandatory redemption	—	66	—	265
Salaries and benefits	3,787	4,912	15,200	16,139
Provision (recovery) for loan and impairment losses	(224)	7	212	30
Occupancy, data processing, communication and other	2,613	2,186	8,187	7,560
Total expenses	7,532	8,445	27,601	30,905
Equity in earnings of investments	3,139	4,443	12,013	14,913
Earnings from continuing operations before income taxes and minority interest	2,087	1,889	8,505	5,149
Income taxes	(53)	70	(374)	(75)
Minority interest	(17)	(20)	(53)	(63)
Earnings from continuing operations	2,017	1,939	8,078	5,011
Discontinued operations
Earnings (loss) from operations of discontinued components	(100)	51,716	(478)	60,382
Income taxes	31	(1,077)	631	(1,759)
Earnings (loss) from discontinued operations	(69)	50,639	153	58,623
Net earnings	$1,948	$52,578	$8,231	$63,634

Basic earnings per common share are as follows:
Earnings from continuing operations	$0.18	$0.17	$0.72	$0.45
Discontinued operations	$(0.01)	$4.50	$0.01	$5.22
Net earnings per common share	$0.17	$4.67	$0.73	$5.67
Wtd. avg. common shares outstanding	11,306	11,253	11,285	11,230

Diluted earnings per common share are as follows:
Earnings from continuing operations	$0.17	$0.16	$0.68	$0.42
Discontinued operations	$(0.01)	$4.25	$0.01	$4.95
Net earnings per common share	$0.16	$4.41	$0.69	$5.37
Wtd. avg. common shares outstanding	12,009	11,913	12,012	11,840

Selected Unaudited Balance Sheet Data

	December 31, 2005	December 31, 2004
Cash	$12,901	$9,724
Portfolio Assets, net	49,346	37,952
Loans receivable	19,606	21,255
Equity investments	83,785	57,815
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	8,973	10,193
Discontinued mortgage assets held for sale	157	1,817
Total assets	$194,869	$158,857

Notes payable to affiliates	$606	$491
Notes payable - other	89,653	50,812
Minority interest and other liabilities	5,578	6,048
Liabilities from discontinued consumer operations	121	9,033
Liabilities from discontinued mortgage operations	—	50
Total liabilities	95,958	66,434
Total equity	98,911	92,423
Total liabilities and equity	$194,869	$158,857

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$6,340	$5,758	$23,591	$20,537
Equity in earnings of investments	3,139	4,443	12,013	14,913
Expenses	(6,186)	(5,884)	(21,612)	(20,983)
Operating contribution before provision for loan and impairment losses	3,293	4,317	13,992	14,467
Provision (recovery) for loan and impairment losses	(224)	7	212	30
Operating contribution, net of direct taxes	$3,517	$4,310	$13,780	$14,437
Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$32,930	$23,227	$93,410	$91,300
Latin America	12,611	22,735	15,999	73,002
Europe	37,172	—	37,172	9,837
Total	$82,713	$45,962	$146,581	$174,139

	Purchase Price	FirstCity’s Investment
Historical Acquisitions - Annual:
2005	$146,581	$71,405
2004	174,139	59,762
2003	129,192	22,944
2002	171,769	16,717
2001	224,927	24,319

	December 31, 2005	December 31, 2004
Portfolio acquisition and resolution assets by region:
Domestic	$105,938	$77,280
Latin America	19,764	20,876
Europe	27,699	19,859
Total	$153,401	$118,015

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenues and equity in earnings of investments by region:
Domestic	$5,290	$5,864	$20,707	$18,899
Latin America	3,050	2,576	10,508	10,189
Europe	1,139	1,761	4,389	6,362
Total	$9,479	$10,201	$35,604	$35,450

Revenues and equity in earnings of investments by source:
Equity earnings	$3,139	$4,443	$12,013	$14,913
Servicing fees	2,782	3,671	11,754	13,747
Interest income - loans	1,466	1,052	4,662	3,085
Gain on resolution of Portfolio Assets	1,072	811	5,438	1,649
Other	1,020	224	1,737	2,056
Total	$9,479	$10,201	$35,604	$35,450

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Analysis of Equity Investments in Acquisition Partnerships:
FirstCity’s Average investment in Acquisition Partnerships
Domestic	$48,771	$36,885	$39,612	$36,941
Latin America	2,302	1,268	1,893	1,141
Europe	18,977	18,087	18,427	17,832
Total	$70,050	$56,240	$59,932	$55,914

FirstCity Share of Equity Earnings:
Domestic	$2,033	$2,942	$8,041	$9,905
Latin America	70	(143)	62	(992)
Europe	1,036	1,644	3,910	6,000
Total	$3,139	$4,443	$12,013	$14,913

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$48,823	$36,738	$42,567	$19,028
Latin America	16,629	17,893	18,068	16,568
Europe	953	173	652	1,112
Total	$66,405	$54,804	$61,287	$36,708

Income from wholly owned portfolio assets and loans receivable:
Domestic	$2,062	$1,344	$8,506	$2,653
Latin America	463	504	1,559	2,017
Europe	13	15	35	64
Total	$2,538	$1,863	$10,100	$4,734

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$853	$1,405	$3,578	$4,858
Average servicing fee %	2.9%	4.5%	3.5%	4.0%
Latin American partnerships:
Servicing fee revenue	$1,881	$2,184	$7,817	$8,557
Average servicing fee %	12.0%	19.4%	12.1%	11.8%
Incentive service fees	$48	$82	$359	$332
Total Service Fees:
Servicing fee revenue	$2,782	$3,671	$11,754	$13,747
Average servicing fee %	6.2%	8.6%	7.1%	7.1%

Collections:
Domestic	$29,460	$31,236	$101,468	$120,956
Latin America	15,642	11,268	64,566	72,716
Europe	15,191	19,823	56,654	90,397
Subtotal	60,293	62,327	222,688	284,069
Wholly-owned	9,512	3,553	29,247	7,864
Total	$69,805	$65,880	$251,935	$291,933

Servicing portfolio (face value)
Domestic	$532,473	$465,685
Latin America	1,389,698	1,478,537
Europe	866,502	915,951
Total	$2,788,673	$2,860,173

Number of personnel at period end:
Domestic	64	65
Latin America	120	139
Corporate	30	33
Total personnel	214	237